As filed with the Securities and Exchange Commission on May 20, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHERN TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-2723087
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois 60603

(Address of principal executive offices)

THE NORTHERN TRUST COMPANY THRIFT-INCENTIVE PLAN

(Full title of the plan)

Kelly R. Welsh

Executive Vice President and General Counsel

50 South LaSalle Street

Chicago, Illinois 60603

(312) 630-6000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $1.66 2/3 par value (including associated Preferred Stock Purchase Rights)	2,064,409	$48.44	$100,000,000	$11,610
Interests in the Plan	(4)	(4)	(4)	(4)

(1)

Registrant is registering an aggregate of 2,064,409 shares of Common Stock, par value $1.66 2/3 per share (the “Common Stock”) for issuance under The Northern Trust Company Thrift-Incentive Plan (“TIP”).

(2)	The shares are to be offered at prices not presently determinable. The offering price is estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock on The NASDAQ Stock Market on May 16, 2011.
(3)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee.
(4)	In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the TIP by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission as part of this Form S-8 Registration Statement in accordance with Rule 428 of the Securities Act, and will be delivered to participants in accordance with such rule.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)	The Annual Report on Form 10-K of Northern Trust Corporation (the “Registrant”) for the fiscal year ended December 31, 2010;

(b)	The Annual Report on Form 11-K of The Northern Trust Company Thrift-Incentive Plan for the fiscal year ended December 31, 2009;

(c)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year referred to in (a) and (b) above; and

(d)	The description of the Common Stock contained in a registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant or the TIP pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Skadden, Arps, Slate, Meagher & Flom LLP has issued an opinion regarding the validity of the shares of Common Stock offered hereby.

Item 6. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. Article Eleventh of the Registrant’s Restated Certificate of Incorporation contains a provision which eliminates directors’ personal liability as set forth above.

Article Eighth of the Registrant’s Restated Certificate of Incorporation provides in effect that the Registrant will indemnify its directors and officers to the extent permitted by the Delaware law. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances. Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

Subsection (b) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

Section 145 further provides that to the extent that a director or officer or employee of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 will not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; that the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections will be made by (1) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

The Registrant has in effect insurance policies for general officers’ and directors’ liability insurance covering all of the Registrant’s officers and directors.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibits filed herewith are set forth on the Exhibit Index filed as part of this Registration Statement.

The Registrant hereby undertakes that it will submit or has submitted the TIP, and all amendments thereto, to the United States Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the TIP.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the TIP’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 20th day of May, 2011.

NORTHERN TRUST CORPORATION

By	/s/ Kelly R. Welsh
Kelly R. Welsh
Executive Vice President, General Counsel, and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 20th day of May, 2011.

Signature	Title

/s/ Frederick H. Waddell*	Chairman, President, Chief Executive Officer and Director
Frederick H. Waddell

/s/ William L. Morrison*	Executive Vice President and Chief Financial Officer
William L. Morrison

/s/ Aileen B. Blake*	Senior Vice President and Controller
Aileen B. Blake

/s/ Linda Walker Bynoe*	Director
Linda Walker Bynoe

/s/ Nicholas D. Chabraja*	Director
Nicholas D. Chabraja

/s/ Susan Crown*	Director
Susan Crown

/s/ Dipak C. Jain*	Director
Dipak C. Jain

Signature	Title

/s/ Robert W. Lane*	Director
Robert W. Lane

/s/ Robert C. McCormack*	Director
Robert C. McCormack

/s/ Edward J. Mooney*	Director
Edward J. Mooney

/s/ John W. Rowe*	Director
John W. Rowe

/s/ Martin P. Slark*	Director
Martin P. Slark

/s/ David H. B. Smith, Jr.*	Director
David H. B. Smith, Jr.

/s/ Enrique J. Sosa*	Director
Enrique J. Sosa

/s/ Charles A. Tribbett III*	Director
Charles A. Tribbett III

*	Kelly R. Welsh, pursuant to powers of attorney duly executed by each of the above Directors and Officers of Northern Trust Corporation and filed with the Securities and Exchange Commission in Washington, D.C., hereby executes this registration statement on behalf of each of the persons named above in the capacity set forth opposite his name.

/s/ Kelly R. Welsh	May 20, 2011
Kelly R. Welsh
(Attorney-in-fact)

THE PLAN

Pursuant to the requirements of the Securities Act of 1933, the TIP has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 20th day of May, 2011.

THE NORTHERN TRUST COMPANY THRIFT-INCENTIVE PLAN

By	/s/ Dawn Romei
Dawn Romei Chairperson, Employee Benefit Administrative Committee, Senior Vice President, The Northern Trust Company

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant as amended to date (Incorporated by reference to Registrant’s Current Report on Form 8-K dated April 18, 2006)

4.2	By-laws as amended to date (Incorporated by reference to Registrant’s Current Report on Form 8-K dated February 17, 2010)

5.1	Opinion of Counsel

23.1	Consent of Counsel (Contained in the opinion filed as Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firms

24.1	Powers of Attorney

99.1	Amended and Restated Northern Trust Company Thrift-Incentive Plan effective as of January 1, 2010 (Incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010)